Exhibit (a)(1)(C)

Notice of Guaranteed Delivery for
Tender of Shares of Common Stock
(including the Associated Preferred Stock Purchase Rights)
of
Facet Biotech Corporation
to
FBC Acquisition Corp.,
a wholly owned subsidiary of
Biogen Idec Inc.
(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON OCTOBER 19, 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) for shares of common stock, par value $0.01 per share, including the associated preferred stock purchase rights (together, the ‘‘Shares”), of Facet Biotech Corporation, a Delaware corporation (the ‘‘Company”) if the tendering procedure cannot be completed on a timely basis or time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated September 21, 2009 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See “The Offer — Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:
Computershare Trust Company, N.A.
By Mail: Computershare Trust Company, N.A. Attn: Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Trust Company, N.A. Attn: Corporate Actions 250 Royall Street, Suite V Canton, MA 02021
By Facsimile Transmission (For Eligible Institutions Only): 617-360-6810
To Confirm Facsimile Only: 781-575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL TO THE DEPOSITARY WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to FBC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Biogen Idec Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the ‘‘Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedure set forth in “The Offer — Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares tendered	Name(s) (Please Print) of Record Holder(s)

☐ Check here if Shares are held directly in a direct registration account with the Company’s transfer agent	Address(es)

Account Number	(Zip Code)

☐ Check here if Shares are held in an account at The Depositary Trust Company	(Area Code and Telephone Number)

Signature

Date

The Guarantee Below Must Be Completed

Guarantee
(Not To Be Used For Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) delivery to the Depositary of the Shares tendered hereby by a book-entry confirmation and an Agent’s message (as defined in the Offer to Purchase) or, in the case of Shares held in a DRS Account (as defined in the Offer to Purchase), a properly completed and duly executed Letter of Transmittal and any other documents required by the letter of transmittal, in each case within three business days of the date hereof.

(Name of Firm)

(DTC Account Number)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:

3